EXHIBIT 99.2

WESTERN MIDSTREAM ANNOUNCES
PATHFINDER PIPELINE, EXPANSION OF DELAWARE BASIN PRODUCED-WATER SYSTEM, AND 2025 GUIDANCE
•Sanctioned the long-haul Pathfinder pipeline (“Pathfinder”) to transport over 800 MBbls/d of produced water for disposal at WES’s existing and soon-to-be-constructed facilities in eastern Loving County.
•Executed new long-term produced-water agreement with Occidental Petroleum Corporation (“Occidental”) to provide up to 280 MBbls/d of firm gathering and transportation capacity and up to 220 MBbls/d of firm disposal capacity, all of which is supported by corresponding minimum-volume commitments.
•Providing 2025 Adjusted EBITDA(1) guidance range of $2.350 billion to $2.550 billion, representing an approximate 5-percent increase at the mid-point relative to 2024.
•Providing 2025 guidance ranges of $625.0 million to $775.0 million for total capital expenditures(2) and $1.275 billion to $1.475 billion for Free Cash Flow(1).
•Planning to recommend to the Board a Base Distribution increase of $0.035 per unit to $0.910 per unit, or $3.64 per unit on an annualized basis, starting in the first-quarter of 2025, which represents a 4-percent increase over the prior-quarter’s Base Distribution, and a 13-percent increase over total Base Distributions paid on a per unit basis in 2024.
•Targeting long-term annual distribution percentage growth rate of mid-to-low single-digits, which excludes potential increases in conjunction with future large growth projects or acquisitions(3).
HOUSTON—(PR NEWSWIRE)—February 26, 2025 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced that it has sanctioned the construction of the Pathfinder pipeline, a 30-inch long-haul pipeline, that will transport produced-water to additional disposal facilities in eastern Loving County within the Delaware Basin. This first-of-its-kind approach will enable WES to transport produced-water volumes away from high-activity areas with increasing pore pressures and to better utilize existing disposal capacity, maximize flow assurance for our customers, and facilitate future organic growth opportunities as Occidental and other operators execute their long-term development plans.
Additionally, WES will expand its existing produced-water gathering and disposal system to support continued customer development in the basin over the coming years. These investments are backed by a new long-term agreement with Occidental that includes corresponding minimum-volume commitments for gathering, transportation, and disposal.
Over the next 24-months, WES will invest approximately $400.0 million to $450.0 million to construct the following produced-water infrastructure:
•The Pathfinder pipeline: a 42-mile, 30-inch steel pipeline with the capacity to transport over 800 MBbls/d, before any expansions,
•Several large, regional produced-water gathering facilities and export terminals with total incremental capacity of approximately 280 MBbls/d, and
•Nine incremental saltwater disposal facilities (SWDs) strategically located in eastern Loving County with effective disposal capacity of approximately 220 MBbls/d.
This new infrastructure is expected to be in service by January 1, 2027.
“We are excited to utilize our years of produced-water experience in the Delaware Basin to provide an innovative midstream solution that generates strong returns through Occidental’s initial commitment and provides capacity for substantial growth from additional customers,” said Oscar Brown, President and Chief Executive Officer.
“WES leveraged its existing infrastructure and strategic landowner partnerships to secure access to existing pore space in eastern Loving County and to better facilitate produced-water disposal in the basin. Pathfinder’s construction enhances our ability to meet customers’ needs, expand the business by aggregating produced water from throughout the Delaware Basin, and efficiently transport and responsibly dispose of volumes in a sustainable manner. By utilizing our produced-water expertise, we are able to provide an industry-leading, innovative solution to the growing disposal challenges in the Delaware Basin.”
“I am also pleased to announce that we have executed amendments with Occidental related to our legacy produced-water agreements. These amendments retain the cost-of-service and fixed-fee components of the original agreements, better support Occidental’s long-term development plans, and extend WES’s average-contract life in the Delaware Basin. In addition, we also executed an amendment with Occidental adding up to ten years to certain minimum-volume commitments tied to natural-gas processing in the DJ Basin, which in turn extended our natural-gas gathering agreement in the basin by two years through mid-2035. Furthermore, these amendments in both basins continue to demonstrate the strength of our relationship with Occidental and will provide additional support for sustainable distribution growth for years to come.”
“As we look to the future, we expect that the expansion of our produced-water system, coupled with Pathfinder, will be the first of many organic projects to support continued partnership-wide growth, as our strong Free Cash Flow profile and investment-grade balance sheet enable us to continue capitalizing on incremental opportunities and growing the Base Distribution over time,” concluded Mr. Brown.
2025 GUIDANCE
Including the early phases of construction of Pathfinder, the expansion of our produced-water system, and the most current production forecast information from our customers, WES is providing 2025 guidance as follows:
• Adjusted EBITDA(1) between $2.350 billion and $2.550 billion.
• Total capital expenditures(2) between $625.0 million and $775.0 million.
• Free Cash Flow(1) between $1.275 billion and $1.475 billion.
• Full-year Base Distribution of at least $3.605 per unit(3).
“The financial outlook for WES remains strong as we transition into 2025, as we expect Adjusted EBITDA to increase by approximately 5-percent at the midpoint relative to 2024,” commented Kristen Shults, Senior Vice President and Chief Financial Officer. “Similar to years past, the Delaware Basin remains WES’s primary growth engine as our diversified customer base continues to allocate meaningful amounts of capital to the basin. Additionally, we will remain focused on enhancing profitability through continued commercial success, maximizing operational efficiencies, and controlling costs.”
“Our 2025 capital expenditures guidance range of $625.0 million to $775.0 million includes the initial costs for the construction of Pathfinder and the expansion of our produced-water gathering and disposal facilities, the completion of the North Loving plant in the Delaware Basin, and additional gathering and compression facilities to accommodate future drilling activity indicated by our customers on acreage serviced by WES in the Powder River Basin. Approximately 50-percent of our capital expenditures will be spent in the Delaware Basin, with the majority focused on expansion opportunities, which will enable us to accommodate future growth and process additional volumes starting in the second quarter of 2025.”
“Taking into consideration our expectations of year-over-year Adjusted EBITDA growth and our projected capital expenditure needs, we estimate our Free Cash Flow will increase by approximately 4-percent at the midpoint, which positions WES to continue returning capital to stakeholders. As such, we intend to recommend a Base Distribution increase of $0.035 per unit to $0.91 per unit, or $3.64 per unit on an annualized basis, starting with our first quarter 2025 Base Distribution to be paid in May. This represents a 13-percent year-over-year increase in Base Distributions to be paid in 2025 relative to Base Distributions paid in the prior calendar year. Going forward, we will be targeting a mid-to-low single-digits annual percentage distribution growth rate, which will be supported by growth in the underlying business and incremental Free Cash Flow generation,” Ms. Shults continued.
“Given our recent produced-water success and the sanctioning of new organic growth projects, we now have a much greater need to allocate capital towards organic expansion opportunities that will generate strong returns for WES. Therefore, we will not pay an Enhanced Distribution in 2025 and have made the decision to retire the Enhanced Distribution concept to further simplify our capital allocation framework and focus on sustainable distribution growth. Our capital allocation strategy will prioritize organic growth projects and synergistic bolt-on acquisitions to drive gradual distribution increases over time. We believe these decisions will better enable growth while maintaining our strong, investment-grade balance sheet and drive incremental value creation for stakeholders,” concluded Ms. Shults.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects, including Project Pathfinder; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free Cash Flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA or Free Cash Flow ranges.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(3)Full-year 2025 Base Distribution (paid in 2025) of at least $3.605 per unit, which includes the February 2025 Base Distribution of $0.875 per unit. Board action on any distribution increase will be requested on a quarterly basis and is subject to the Board’s assessment of the needs of the business at that time.

# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

5